Pursuant to Rule 424(b)(7)

Registration No. 333-250977

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2020)

850,000 Shares

Common Stock

Green Brick Partners, Inc.

The selling stockholders identified in this prospectus supplement are offering 850,000 shares of common stock of Green Brick Partners, Inc. directly to the purchaser. We will not receive any proceeds from the sale of the shares by the selling stockholders.

The selling stockholders will bear all discounts, concessions and commissions, if any, attributable to the sale or disposition of the shares, or interests therein. We will not be paying any discounts, concessions or commissions in connection with any resale.

Our common stock is listed on The Nasdaq Capital Market LLC, or Nasdaq, under the symbol “GRBK.” On January 22, 2021, the last reported sale price of our common stock on Nasdaq was $22.72 per share.

Investment in our securities involves risks, including those described under “Risk Factors” beginning on page S-6 of this prospectus supplement. You should carefully read and consider these risk factors and the risk factors included in our periodic reports and other documents that we file with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 25, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. The selling stockholders may offer to sell, and may seek offers to buy, shares of our common stock only in jurisdictions where offers and sales thereof are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates that are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-250977) that we filed with the SEC utilizing a “shelf” registration process (the “Registration Statement”). In this prospectus supplement, we provide you with specific information about the shares of common stock that the selling stockholders are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the shares of common stock. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information,” before investing in the shares of common stock.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” “our” and similar terms and “Green Brick” refer to Green Brick Partners, Inc., and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement, including the statements regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans, and objectives, are forward-looking statements. When used in this prospectus supplement, the words “will,” “believe,” “anticipate,” “plan,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we cannot assure you that these plans, intentions, or expectations will be achieved. Forward-looking statements included or incorporated by reference in this prospectus supplement include statements concerning (1) our balance sheet strategy and belief that we have ample liquidity; (2) our goals and strategies and their anticipated benefits; (3) the effects of COVID-19 pandemic on the homebuilding industry and our results of operations, business and liquidity, including the impact on demand for new home sales, closings and cancellations; (4) our intentions and the expected benefits and advantages of our product and land positioning strategies; (5) our beliefs regarding average industry cancellation rates; (6) expectations regarding our industry and our business in 2021 and beyond; (7) the contribution of certain market factors to our growth; (8) our land and lot acquisition strategy; (9) the sufficiency of our capital resources to support our business strategy and to service our debt; (10) the impact of new accounting standards and changes in accounting estimates; (11) trends and expectations regarding sales prices, sales orders, cancellations, construction costs, gross margins, land costs and profitability and future home inventories; (12) our future cash needs; (13) our strategy to utilize leverage to invest in our business; (14) seasonal factors and the impact of seasonality in future quarters; and (15) our expectations regarding access to additional growth capital.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our forward-looking statements. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic, (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of our buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19, or increases in the Company’s other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition and (16) those risks set forth under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

SUMMARY

We are a diversified homebuilding and land development company. We acquire and develop land, provide land and construction financing to our wholly owned and controlled Team Builders (together, “builders”) and participate in the profits of our builders. Our core markets are in the high growth U.S. metropolitan areas of Dallas-Fort Worth, Texas (“DFW”) and Atlanta, Georgia, as well as the Vero Beach, Florida area. We also own a noncontrolling interest in a builder in Colorado Springs, Colorado. We are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, title and mortgage services, marketing and sales and the creation of brand images at our residential neighborhoods and master planned communities.

We believe we offer higher quality homes with more distinctive designs and floor plans than those built by our competitors at comparable prices. Our communities are located in premium locations in our core markets and we seek to enhance homebuyer satisfaction by utilizing high-quality materials, offering a broad range of customization options and building well-crafted energy-efficient homes. We seek to maximize value over the long term and operate our business to mitigate risks in the event of a downturn by controlling costs and quickly reacting to regional and local market trends.

We are a leading lot developer in the Dallas and Atlanta markets and believe that our strict operating discipline provides us with a competitive advantage in seeking to maximize returns while minimizing risk. As of September 30, 2020, we owned or controlled approximately 12,000 home sites in high-growth submarkets throughout the DFW and Atlanta metropolitan areas and the Vero Beach, Florida market. We provide finished lots to our builders or option lots from third-party developers for our builders’ homebuilding operations and provide them with construction capital and strategic planning. Our builders provide us with their local knowledge and relationships.

Recent Developments

On January 22, 2021, we released select preliminary operational and financial results for the fourth quarter and full year 2020.

Full Year 2020 Preliminary Financial and Operational Highlights – Comparisons to the Prior Year Period

Preliminary financial results for Green Brick’s fiscal year ending December 31, 2020 are expected as follows:

•	Diluted earnings per share between $2.21 and $2.23, an increase between 90.5% and 92.2%;

•	Net income attributable to Green Brick between $112.5 million and $113.5 million, an increase between 91.8% and 93.5%;

•	Income before income taxes and noncontrolling interests between $142.1 million and $143.5 million, an increase between 68.5% and 70.2%;

•	Residential units revenue between $929.0 million and $931.0 million, an increase between 22.3% and 22.5%;

•	Gross margin in a range of 24.0% to 24.2%, an increase between 260 and 280 basis points;

•	Backlog as of December 31, 2020 was $686.9 million, an increase of 98% compared to $346.8 million as of December 31, 2019; and,

•	Homes under construction increased to 1,780 units as of December 31, 2020, a 37.2% increase compared to 1,297 as of December 31, 2019.

Fourth Quarter 2020 and Full Year 2020 Operational Results

•

New homes delivered were 585 for the fourth quarter, a 13.8% increase over the prior year. New homes delivered for the full year ended December 31, 2020 were 2,208 and represented a 28.4% increase over the prior year.

•

Net new orders were 848 homes for the fourth quarter, a 43.7% increase over the prior year. Net new orders for the full year ended December 31, 2020 were 2,885 homes and represented a 50% increase over the prior year.

•	Average active selling communities increased to 102 communities for the fourth quarter from 90 communities for the quarter ended December 31, 2019, an increase of 13.3%.

•	Homes started were 1004 units for the fourth quarter, a 99% increase.

•	Lots owned and controlled increased to 14,468 as of December 31, 2020, increase of 61%.

During the fourth quarter of 2020, we also acquired over 2,000 additional home sites in the Dallas Forth Worth market. The homesites are part of communities located in the cities of Red Oak, Prosper, Celina, and Princeton, Texas. These new homesites are expected to contribute to our ability to continue to grow in the Dallas Fort Worth market and expand the footprint of our Trophy Signature Homes.

These preliminary, unaudited financial estimates are based on information available to management as of the date of this prospectus supplement, remain subject to the completion of normal quarter-end accounting procedures and adjustments, and are subject to change. Green Brick’s independent registered public accounting firm has not completed its audit of our results for the year ended December 31, 2020. During the course of the preparation of our consolidated financial statements and related notes, and completion of our financial close and audit procedures for the twelve months ended December 31, 2020, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the twelve months ended December 31, 2020 are finalized. We undertake no obligation to update the information in this prospectus supplement in the event facts or circumstances change after the date of this prospectus supplement.

Corporate Information

Our principal executive offices are located at 2805 Dallas Parkway, Suite 400, Plano, TX 75093. Our telephone number is (469) 573-6755. Our website address is www.greenbrickpartners.com. Except for any documents that are incorporated by reference into this prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement. Green Brick Partners, Inc. was incorporated under the laws of the State of Delaware on April 11, 2006.

Concurrent Offering

Concurrently with the sale of shares of our common stock by the selling stockholders under this prospectus supplement, certain stockholders of the Company are selling 6,000,000 shares of our common stock under a separate prospectus supplement, offered pursuant to the Registration Statement and the prospectus dated December 4, 2020 included therein (such offering, the “Concurrent Offering”). As part of the Concurrent Offering, such selling stockholders will grant the underwriters thereunder a 30-day option to purchase up to 900,000 additional shares of common stock at the public offering price thereof, less the underwriting discount applicable to the Concurrent Offering. We will not receive any proceeds from the sale of the shares by the selling stockholders in the Concurrent Offering.

THE OFFERING

Shares of common stock registered for resale by the selling stockholders	850,000 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Nasdaq ticker symbol	Our common stock is listed on Nasdaq under the symbol “GRBK.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, before investing in our common stock.

RISK FACTORS

An investment in our common stock involves a number of risks. You should consider the specific risks described below and in our 2019 Report on Form 10-K and subsequent Reports on Form 10-Q, as well as the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find More Information.” Based on the information currently known to us, we believe that the information incorporated by reference in this prospectus supplement and the accompanying prospectus identifies the most significant risk factors affecting us. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering and our Common Stock

The price of our common stock may continue to be volatile.

The trading price of our common stock is highly volatile and could be subject to future fluctuations in response to a number of factors beyond our control. In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce our common stock price. If we fail to meet expectations related to future growth, profitability or other market expectations, our stock price may decline significantly, which could have a material adverse impact on investor confidence and our stock price.

Certain large stockholders own a significant percentage of our shares and exert significant influence over us. Their interests may not coincide with ours and they may make decisions with which we may disagree.

Greenlight Capital, Inc. and its affiliates (“Greenlight”) collectively own approximately 48% (or, after giving effect to this offering and the Concurrent Offering, approximately 34% (or approximately 32% if the underwriters exercise in full their option to purchase additional shares of common stock)) of the voting power of the Company. As a result, Greenlight could determine substantially all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a sale or other change of control transaction. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some transactions more difficult or impossible without the support of Greenlight. The interests of Greenlight may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, Greenlight could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree. We do not intend to pay dividends on our common stock for the foreseeable future.

We have not paid any dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends will be at the discretion of our Board of Directors (“BOD”) and will depend upon, among other things, our earnings, financial condition, capital requirements, levels of indebtedness, statutory and contractual restrictions applying to the payment of dividends or contained in our financing instruments and other considerations that the BOD deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Greenlight’s shares may be sold into the market in the future, which could cause the market price of our common stock to decrease significantly.

After the Concurrent Offering, Greenlight will beneficially own 18,118,668 shares, or 17,218,668 shares if the underwriters’ option to purchase additional shares in the Concurrent Offering is exercised in full. After a customary lockup period expires, these shares may be sold in the market, subject to compliance with securities laws. If Greenlight sells substantial amounts of these shares, the price of our common stock could decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional equity securities.

USE OF PROCEEDS

We will not receive any proceeds from any sale of any shares of our common stock covered by this prospectus supplement by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership (as determined under Section 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the selling stockholders of our shares of common stock as of December 31, 2020, before and after giving effect to this offering by the selling stockholders, based in part on information provided to the Company by the selling stockholders. As of December 31, 2020, there were 50,661,919 shares of our common stock, par value $0.01 per share, outstanding.

The shares of common stock held by the selling stockholders were acquired in connection with the conversion of equity interests in our predecessor entity, in a public offering by the Company in September 2014 and pursuant to a private offering in September 2014, and in a public offering by the Company in July 2015.

	Shares of Common Stock Beneficially Owned Prior to Offering(3)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering
Name	Number	Percentage	Number	Number	Percentage
Greenlight Capital Offshore Master, Ltd.(1)(2)	5,796,974	11.4%	321,819	5,475,155	10.8%
Greenlight Capital Offshore Partners, Ltd.(1)	9,514,137	18.8%	528,181	8,985,956	17.7%

(1)

Greenlight Capital, Inc. (“Greenlight Inc.”) is the investment adviser of Greenlight Capital Offshore Partners, Ltd. (“GCOP”), and as such has shared voting and dispositive power over 9,514,137 shares held for the account of GCOP. DME Capital Management, LP (“DME CM”) is the investment adviser of Greenlight Capital Offshore Master, Ltd. (“GCOM”), and as such has shared voting and dispositive power over 5,796,974 shares held for the account of GCOM. DME Advisors GP, LLC (“DME GP”) is the general partner of DME CM and DME Advisors, LP (“DME”), and as such has shared voting and dispositive power over 8,282,712 shares held for accounts for which DME CM and DME serve as investment adviser. The shares are being sold pursuant to this prospectus to a private investment fund for which DME CM manages a portfolio. David Einhorn, one of our directors, is the president of Greenlight Inc. and the senior manager of DME GP, and as such may be deemed to beneficially own the shares referenced herein. Each of Mr. Einhorn, Greenlight Inc., DME GP and DME CM disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(2)	Greenlight Capital Offshore Master, Ltd. was formerly known as Greenlight Capital Offshore Master (GOLD), Ltd.
(3)	Amount after giving effect to the sale of 2,022,080 shares by Greenlight Capital Offshore Master, Ltd. and 3,318,684 shares by Greenlight Capital Offshore Partners, Ltd. in the Concurrent Offering.

PLAN OF DISTRIBUTION

The selling stockholders are selling 850,000 shares of common stock directly to the purchaser at a price of $20.55 per share pursuant to a purchase agreement reached on January 25, 2021.

The shares of the common stock are being offered directly to the purchaser without a placement agent, underwriter, broker or dealer.

The transfer agent and registrar for Green Brick’s common stock is Broadridge. Our common stock is listed on the NASDAQ Global Select Market under the symbol “GRBK”

LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon by Greenberg Traurig, P.A., Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements of Green Brick Partners, Inc. and subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated in this prospectus supplement by reference from the Green Brick Partners, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement, the accompanying prospectus and the Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the Registration Statement. You should refer to the Registration Statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus supplement. Our SEC filings are also available on our website, www.greenbrickpartners.com. The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement. The information on our website is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus supplement and the accompanying prospectus. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-33530)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year Ended December 31, 2019

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2020, June 30, 2020 and September 30, 2020

Current Reports on Form 8-K	April 9, 2020, June 26, 2020, August 26, 2020, September 15, 2020, December 30, 2020 and January 22, 2021

Description of common stock	Form 8-A filed on June 13, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:

Green Brick Partners, Inc.

2805 Dallas Parkway, Suite 400,

Plano, Texas 75093

Telephone: (469) 573-6755

PROSPECTUS

GREEN BRICK PARTNERS, INC.

$500,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

and

24,118,668 SHARES OF COMMON STOCK

Offered by Selling Security Holders

This prospectus relates to common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for common stock, preferred stock or debt securities which we may offer and sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. The selling security holders may also offer and sell up to 24,118,668 shares of our common stock from time to time. We will not receive any of the proceeds from the sale of our shares of common stock by the selling security holders. We or the selling security holders may sell these securities to or through underwriters or dealers, directly to investors or through agents. We will specify the prices, amounts and terms of the securities and the names of any underwriters, dealers or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market LLC, or the Nasdaq, under the symbol “GRBK.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 5 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2020

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our,” “Green Brick,” or the “Company” mean Green Brick Partners, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus is part of a Registration Statement on Form S-3, or the Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for common stock, preferred stock or debt securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. In addition, certain of our security holders may sell up to 24,118,668 shares of common stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling security holders may offer, which is not meant to be a complete description of each security. Each time we or any selling security holders offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the prices, amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, and any related free writing prospectus that we prepare, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or any such free writing prospectus, you should rely on the information in the applicable prospectus supplement or such free writing prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling security holders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling security holders will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, and any related free writing prospectus that we prepare, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date on the front cover of the documents containing the information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, www.greenbrickpartners.com. The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-33530)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2019
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2020, June 30, 2020 and September 30, 2020
Current Reports on Form 8-K	April 9, 2020, June 26, 2020, August 26, 2020 and September 15, 2020
Description of common stock	Form 8-A filed on June 13, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including all such documents filed by us after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto).

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

Green Brick Partners, Inc.

2805 Dallas Parkway, Suite 400

Plano, Texas 75093

Telephone: (469) 573-6755

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including the statements under “The Company” and elsewhere in this prospectus regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans, and objectives, are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “plan,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we cannot assure you that these plans, intentions, or expectations will be achieved. Forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include statements concerning (1) our balance sheet strategy and belief that we have ample liquidity; (2) our goals and strategies and their anticipated benefits; (3) the effects of COVID-19 pandemic on the homebuilding industry and our results of operations, business and liquidity, including the impact on demand for new home sales, closings and cancellations; (4) our intentions and the expected benefits and advantages of our product and land positioning strategies; (5) our beliefs regarding average industry cancellation rates; (6) expectations regarding our industry and our business in the remainder of 2020 and beyond; (7) the contribution of certain market factors to our growth; (8) our land and lot acquisition strategy; (9) the sufficiency of our capital resources to support our business strategy and to service our debt; (10) the impact of new accounting standards and changes in accounting estimates; (11) trends and expectations regarding sales prices, sales orders, cancellations, construction costs, gross margins, land costs and profitability and future home inventories; (12) our future cash needs; (13) our strategy to utilize leverage to invest in our business; (14) seasonal factors and the impact of seasonality in future quarters; and (15) our expectations regarding access to additional growth capital.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our forward-looking statements. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic, (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates that could adversely impact demand for new homes or the ability of our buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19, or increases in the Company’s other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition and (16) those risks set forth under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

THE COMPANY

Our Business

We are a diversified homebuilding and land development company. We acquire and develop land, provide land and construction financing to our wholly owned and controlled builders (together, “builders”) and participate in the profits of our builders. Our core markets are in the high growth U.S. metropolitan areas of Dallas, Texas and Atlanta, Georgia, as well as the Vero Beach, Florida area. We also own a noncontrolling interest in a builder in Colorado Springs, Colorado. We are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, title and mortgage services, marketing and sales and the creation of brand images at our residential neighborhoods and master planned communities.

We believe we offer higher quality homes with more distinctive designs and floor plans than those built by our competitors at comparable prices. Our communities are located in premium locations in our core markets and we seek to enhance homebuyer satisfaction by utilizing high-quality materials, offering a broad range of customization options and building well-crafted energy-efficient homes. We seek to maximize value over the long term and operate our business to mitigate risks in the event of a downturn by controlling costs and quickly reacting to regional and local market trends.

We are a leading lot developer in the Dallas and Atlanta markets and believe that our strict operating discipline provides us with a competitive advantage in seeking to maximize returns while minimizing risk. As of September 30, 2020, we owned or controlled approximately 12,000 home sites in high-growth submarkets throughout the Dallas and Atlanta metropolitan areas and the Vero Beach, Florida market. We provide finished lots to our builders or option lots from third-party developers for our builders’ homebuilding operations and provide them with construction financing and strategic planning. Our builders provide us with their local knowledge and relationships.

Corporate Information

Our principal executive offices are located at 2805 Dallas Parkway, Suite 400, Plano, TX 75093. Our telephone number is (469) 573-6755. Our website address is www.greenbrickpartners.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Green Brick Partners, Inc. was incorporated under the laws of the State of Delaware on April 11, 2006.

RISK FACTORS

Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. Before making an investment decision, you should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and any risk factors that we may describe in our other filings with the SEC, including our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the material terms of our common stock, preferred stock, Charter and bylaws.

Authorized Capital

Our authorized capital stock currently consists of 100 million shares of common stock, par value $0.01 per share and 5 million shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote. Holders of our common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. We do not intend to pay cash dividends on our common stock for the foreseeable future.

In the event of our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

The holders of our common stock have no conversion, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Blank Check Preferred Stock

Our board of directors has the authority, subject to any limitations imposed by law or Nasdaq rules, without further action by the stockholders, to issue up to 5 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of such preferred stock. These rights, preferences and privileges include, but are not limited to, dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of that series, any or all of which may be greater than the rights of common stock.

Anti-Takeover Effects of Our Charter and Bylaws

Our Charter and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of our company, even in those cases where such a transaction may be at a premium to the current market price of our common stock.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders

Our Charter provides that stockholder action (other than actions by holders of preferred stock, if any) can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the chief executive officer or the president, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedure

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting will be able to consider only proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares

Subject to Nasdaq listing requirements, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock may also have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. For example, we may issue a class or series of preferred stock that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common stock over the then market price of the common stock.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

Our Charter provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by the board. Our board of directors currently has seven members.

Section 203 of the DGCL

Our Charter expressly states that we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions specified therein, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Registration Rights Agreement

On October 27, 2014, in connection with the Company’s acquisition of JBGL Capital Companies and JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies for a combination of cash and shares of the Company’s common stock, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain affiliates of Greenlight Capital, Inc, James R. Brickman and certain family members of and trusts affiliated with James R. Brickman (collectively, the “Investor Parties”).

Under the Registration Rights Agreement, the Company agreed, subject to certain exceptions and limitations, to effect the registration of any shares of common stock beneficially owned by each of the Investor Parties, their respective affiliates from time to time and certain of their transferees; provided that the Company will not be obligated to effect the registration of any shares of common stock held by an Investor Party, its respective affiliates and certain of their transferees that (1) have been sold pursuant to an effective registration statement; (2) have been sold pursuant to Rule 144 of the Securities Act (or a successor rule); or (3) have become eligible for immediate sale under Rule 144 of the Securities Act (or a successor rule) without any time or volume limitations thereunder. The Investor Parties, acting either individually or together, may issue to the Company a written request that the Company effect the registration of all or any portion of an Investor Party’s common stock (a “Demand Registration”). During every 12-month period, the Investor Parties will be entitled to two Demand Registrations. In certain circumstances, the Company may postpone effecting a Demand Registration for up to 60 days. In addition, the Investor Parties will have unlimited “piggyback” registration rights, subject to customary cutbacks, and the ability to require that, after the Company becomes eligible to file a shelf registration statement with the SEC on Form S-3, the Company shall file such a shelf registration statement and keep it continuously effective until all of the Investor Parties’ common stock is sold. The Company will pay all expenses of the registered offerings pursuant to the Investor Parties’ exercise of their registration rights (other than underwriting discounts and commissions with respect to underwritten offerings). The Company’s obligations to register the common stock held by each Investor Party will terminate when such Investor Party is able to sell all of its respective common stock without limitation under Rule 144 of the Securities Act. The Registration Rights Agreement contains customary indemnification provisions. The shares of the selling security holders are being registered pursuant to our obligations under the Registration Rights Agreement.

Preferred Stock

As discussed above, our charter authorizes our board, without the approval of our stockholders, to establish and issue one or more class or series of shares of preferred stock and to fix for each such class or series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:

•	the number of shares in the class or series of preferred stock;

•	the designation for the class or series of preferred stock by number, letter or title that shall distinguish the class or series from any other class or series of preferred stock;

•	the initial offering price of such preferred stock;

•	the dividend rate, if any, and whether dividends on that class or series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that class or series of preferred stock, if any;

•	any conversion provisions applicable to that class or series of preferred stock;

•	any redemption or sinking fund provisions applicable to that class or series of preferred stock and any restrictions thereon;

•	the liquidation preference per share of that class or series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that class or series of preferred stock.

DEPOSITARY SHARES

We may offer depositary shares representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a class or series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a class or series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture to be entered into between us and the trustee named in the prospectus supplement, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. A form of each debt security, any future supplemental indenture or officer’s certificate establishing the terms of the debt securities or similar document also will be so filed. You should read the indenture and any supplemental indenture or officer’s certificate or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Green Brick Partners, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, or senior debt securities, senior subordinated debt, or senior subordinated debt securities, subordinated debt, or subordinated debt securities or junior subordinated debt, or junior subordinated debt securities and, together with the senior subordinated debt securities and the subordinated debt securities, the subordinated securities. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	any limit on the aggregate principal amount of debt securities of such series;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an event of default;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior debt securities

Payment of the principal of, and premium, if any, and interest on, senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the senior subordinated debt securities.

Subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the subordinated debt securities.

Junior subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the junior subordinated debt securities.

Conversion or exchange rights

Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, merger or sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we will not permit any other person to consolidate with or merge into us, unless:

•

(a) we will be the continuing corporation or (b) the successor person formed by such consolidation or into which we are merged or to which all or substantially all of our assets are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia; and

•	immediately after giving effect to such transaction, no event of default or event, which after notice or lapse of time or both would become an event of default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of default

Unless otherwise indicated, the term “event of default,” when used in the indenture with respect to the debt securities of any series, means any of the following:

•

failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other event of default provided in the applicable resolution of our board or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

If an event of default (other than an event of default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an event of default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an event of default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an event of default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such event of default;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered global securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Discharge, defeasance and covenant defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modifications of the indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by another person of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

•

cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of senior debt securities or subordinated securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No individual liability of incorporators, stockholders, officers or directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material or special U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have voting rights or other rights as a stockholder of Green Brick Partners, Inc.

Exercise of warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

SELLING SECURITY HOLDERS

This prospectus covers the resale by the selling security holders from time to time of up to 24,118,668 shares of our common stock. The selling security holders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling security holders” in this prospectus, we mean the selling stockholders listed below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of selling security holders’ interest in common stock other than through a public sale.

The shares of common stock held by the selling security holders were acquired in connection with the conversion of equity interests in our predecessor entity, in a public offering by the Company in September 2014 and pursuant to a private offering in September 2014, and in a public offering by the Company in July 2015. The shares of the selling security holders are being registered pursuant to our obligations under the Registration Rights Agreement described above under “Description of Capital Stock.”

The following table sets forth, as of the date of this prospectus, the names of the selling security holders, and the aggregate number of shares of common stock that such selling security holders may offer pursuant to this prospectus. The percentages of shares of common stock owned by a particular holder are based on 50,616,919 shares of common stock outstanding as of October 30, 2020, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

We cannot advise you as to whether the selling security holders will in fact sell any or all of such shares of common stock. As such, we are unable to declare the number of shares of common stock that the selling security holders will retain after any such sale.

Selling security holder information for each additional selling security holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling security holder and the number of shares registered on its behalf. A selling security holder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

SELLING STOCKHOLDERS

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering
Name	Number	Percentage	Number	Number	Percentage
Solasglas Investments, LP(1)	3,466,793	6.8%	3,466,793	—	—
Greenlight Capital Investors, LP(1)	3,708,995	7.3%	3,708,995	—	—
Greenlight Capital, L.P.(1)	869,410	1.7%	869,410	—	—
Greenlight Capital Offshore Master, Ltd.(1)	4,110,059	8.1%	4,110,059	—	—
Greenlight Capital Offshore Partners(1)	7,232,208	17.3%	7,232,208	—	—
Greenlight Capital Qualified, L.P.(1)	4,731,203	9.3%	4,731,203	—	—

*	Less than 1% of outstanding shares.
(1)

Greenlight Capital, Inc. (“Greenlight Inc.”) is the investment manager for Greenlight Capital Qualified, L.P., Greenlight Capital, L.P. and Greenlight Capital Offshore Partners, and as such has shared voting and dispositive power over: (i) 4,731,203 shares held by Greenlight Capital Qualified, L.P., (ii) 869,410 shares held by Greenlight Capital, L.P. and (iii) 7,232,208 shares held by Greenlight Capital Offshore Partners. DME Capital Management, LP (“DME Management”) is the investment manager for Greenlight Capital

Investors, LP, Greenlight Capital Offshore Master, Ltd., and as such has shared voting and dispositive power over (i) 3,708,995 shares held by Greenlight Capital Investors, LP and (ii) 4,110,059 shares held by Greenlight Capital Offshore Master, Ltd. DME Advisors LP (“DME LP”) is the investment advisor for Solasglas Investments, LP, and as such has shared voting and dispositive power over 3,466,793 shares held by Solasglas Investments, LP. DME Advisors GP, LLC (“DME GP”) is the general partner of DME LP and DME Management, and as such has shared voting and dispositive power over 11,285,847 shares. David Einhorn, one of our directors, is the principal of Greenlight Capital, Inc., DME LP, DME Management and DME GP, and as such has voting and dispositive power over 24,118,668 shares held by these affiliates of Greenlight Inc. Mr. Einhorn, Greenlight Inc., DME Management, DME LP and DME GP each disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We and any selling security holder may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us or any selling security holder to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our or the selling security holders’ behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our or the selling security holders’ short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, Greenberg Traurig, P.A., Fort Lauderdale, Florida, will pass upon the validity of the offered securities for us.

EXPERTS

The consolidated financial statements of Green Brick Partners, Inc. and subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated in this Prospectus by reference from the Green Brick Partners, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.